EXHIBIT 21
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                         SUBSIDIARIES OF THE REGISTRANT


                                                                    State of
                                                Percentage of     Incorporation
      Parent                Subsidiary            Ownership      or Organization
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AMB Financial Corp.     American Savings, FSB        100%            Federal
American Savings, FSB   NIFCO, Inc.                  100%            Indiana
NIFCO, Inc.             Ridge Management, Inc.       100%            Indiana